Exhibit 107
Calculation of Filing Fee Tables
Form F-1
(Form Type)
REE Automotive Ltd.
(Exact Name of Registrant as Specified in its Charter)
 Table 1 – Newly Registered Securities

Security Type	Security Type	Fee Calculation Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price per Unit (2)	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee (9)
Equity	Class A ordinary shares, no par value per share	Other (3)	39,041,351 (4)	$9.61	$375,187,383.11	(3)	$109.10 per $1,000,000	$40,932.94
Equity	Warrants to purchase Class A Ordinary Shares	Other (6)	5,500,000 (5)	$—	$—		0	$—
Equity	Class A ordinary shares, no par value per share, underlying the warrants	Other (3)	15,562,500 (7)	$—	$149,555,625.00	(3)	$109.10 per $1,000,000	$16,316.52
Total Offering Amounts					$524,743,008.11			$57,249.46
Total Fee Offsets (8)								$—
Net Fee Due (9)								$57,249.46

(1)    The securities are being registered solely in connection with the resale of ordinary shares by the selling securityholders named in this registration statement.

(2)    Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional securities that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(3)    Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act, based on the average of the high and low prices of the registrant’s Class A ordinary shares on August 17, 2021, as reported on The Nasdaq Global Market, which was approximately $9.61 per share.

(4)    39,041,351 Class A Ordinary shares registered for sale by the Selling Securityholders named in this registration statement.

(5)    Represents the resale of 5,500,000 private warrants.

(6)    No separate fee due in accordance with Rule 457(i).

(7)    15,562,500 Class A ordinary shares issuable upon the exercise of the private placement warrants and public warrants (as defined below), based on the number of public warrants outstanding on as of July 31, 2021.

(8)    The Registrant does not have any fee offsets to claim.

(9)    Previously paid.

Table 2 – Fee Offset Claims and Sources*

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Fee Offset Claim	Security Type Associated with Fee Offset Claimed	Unsold Securities Associated with Offset Claimed	Fee Paid with Fee Offset Claimed
Rule 457(p)
Fee Offset Claims
Fee Offset Sources

*Inapplicable